Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

November 12, 2021

Renovacor, Inc.

P.O. Box 8142

Greenwich, CT 06836

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Renovacor, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to an aggregate of 2,424,333 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Shares”), which consists of (a) up to 1,119,120 shares of Common Stock reserved for future issuance under the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”); (b) up to 72,546 shares of Common Stock reserved for future issuance under the 2021 Plan to be used solely and exclusively for the grant of restricted stock units pursuant to the earnout provisions of the Agreement and Plan of Merger, dated March 22, 2021, by and among the Company, CHAQ2 Merger Sub, Inc., a wholly owned subsidiary of the Company, and Renovacor Holdings, Inc., formerly known as Renovacor, Inc. (the “Merger Agreement”); (c) up to 1,037,741 shares of Common Stock that may be issued upon the exercise of previously granted stock options pursuant to the 2021 Plan; and (d) up to 194,926 shares of Common Stock that may be issued upon the exercise of previously granted stock options under the Company’s 2018 Stock Option and Grant Plan (the “2018 Plan”, and together with the 2021 Plan, the “Plans”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Renovacor, Inc. Page 2 November 12, 2021

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Based upon, subject to and limited by the foregoing, we are of the opinion as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP